UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 4, 2008

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina 29401
(Address of principal executive offices)

Registrant's telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

          Item 4.01 Changes in Registrant's Certifying Accountants

In a press release dated February 4, 2008, First Financial announced that at its Annual Meeting on January 31, 2008, shareholders ratified the appointment of Grant Thornton, LLP as our independent accounting firm for 2008.

Section 5 - Corporate Governance and Management

          Item 5.02 Election of Directors; Appointment of Principal Officers

Additionally, First Financial announced in a press release dated February 4, 2008 that at its Annual Meeting on January 31, 2008, shareholders elected Thomas J. Johnson, James C. Murray and D. Kent Sharples to the Board of Directors for a three-year term to expire January 2011.

Section 7 - Regulation FD

          Item 7.01 Regulation FD Disclosure

In the above mentioned press release dated February 4, 2008 First Financial also reported that the Board of Directors declared a regular quarterly cash dividend of 25-1/2 cents per share. The dividend is payable February 29, 2008, to stockholders of record as of February 15, 2008.

For further information see the attached press releases in exhibits 99.1.

Section 9 -- Financial Statements and Exhibits

          Item 9.01 Financial Statements and Exhibits

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits

Exhibit (99.1) Press release dated February 4, 2008 concerning the ratification for appointing Grant Thornton, LLP as our independent accounting firm for 2008 and dividend and results of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ R. Wayne Hall
R. Wayne Hall
Executive Vice President and
Chief Financial Officer

Date: February 5, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Financial Holdings, Inc. Declaration of Dividends and Results of Annual Meeting and Appointment of Grant Thornton LLP as independent accounting firm for 2008.